PRESS RELEASE


FOR IMMEDIATE RELEASE:                       CONTACT:

VALHI, INC.                                  STEVEN L. WATSON
THREE LINCOLN CENTRE                         VICE PRESIDENT
5430 LBJ FREEWAY, SUITE 1700                 (972) 450-4216
DALLAS, TEXAS  75240-2697



                    VALHI, INC. SETTLES STOCKHOLDER LAWSUIT


     DALLAS, TEXAS . . . June 30, 1998 . . .Valhi, Inc. (NYSE: VHI) announced today that it transferred to NL Industries, Inc. (NYSE: NL) $14.4 million cash pursuant to the previously announced settlement agreement with respect to Seinfeld v. Simmons, et. al., as approved by the Chancery Division of the New Jersey Superior Court.

     Valhi is engaged in the titanium dioxide pigments, titanium metal products, ergonomic computer support systems, precision ball bearing slides, locking systems and waste management industries.

                                   * * * * *